                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT




                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934




        Date of Report (Date of earliest event reported):  July 11, 1994




                            LITTON INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)




            Delaware              1-3998              95-1775499
         (State or other       (Commission          (IRS Employer
         jurisdiction of       File Number)       Identification No.)
          incorporation)




360 North Crescent Drive, Beverly Hills, California                90210
    (Address of principal executive offices)                     (Zip Code)





      Registrant's telephone number, including area code:  (310) 859-5000





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                         Exhibit Index appears on Page 2
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Item 5.  Other Events
- - ------   ------------

On July 11, 1994, Litton Industries, Inc. (the "Company" or
"Registrant") effected an in-substance defeasance of its 12 5/8%
Subordinated Debentures in the principal amount of $435.8 million due
July 1, 2005. The Company has purchased approximately $489 million face value in U.S. Government Obligations and deposited them in an irrevocable trust to provide for the redemption of the subordinated debentures, according to their terms, on July 1, 1995 at 104.2% of their principal amount, plus accrued interest. Due to this in-substance defeasance, results for the fourth quarter ending July 31, 1994 will include an extraordinary loss on early debt extinguishment of $30.7 million, net of taxes.




Item 7.  Exhibits
- - ------   --------

Exhibit 99: Press Release issued by the Registrant on July 11, 1994 . . . Page 4





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                                   SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            LITTON INDUSTRIES, INC.
                                            (Registrant)




                                            By /s/Carol A. Wiesner
                                               -----------------------------
                                               Carol A. Wiesner
                                               Vice President and Controller



July 12, 1994





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                                                                   EXHIBIT 99


LITTON

Corporate                                          Litton Industries, Inc.
                                                   360 North Crescent Drive
                                                   Beverly Hills, California
                                                   90210-4867

                                                   Tel 310 859-5907
                                                   Fax 310 859-5940

                                                   NYSE Symbol: LIT

              FOR IMMEDIATE RELEASE                NEWS RELEASE

                                                   Robert S. Knapp
                                                   Director, Public Relations

LITTON COMPLETES DEFEASANCE OF
$436 MILLION IN SUBORDINATED NOTES

      BEVERLY HILLS, CA, July 11 -- Litton Industries, Inc. today announced that it has effected an in-substance defeasance, as of July 11, 1994, of the entire issue of $436 million principal of 12-5/8% Subordinated Debentures due July 1, 2005. The company has deposited U.S. Government Obligations in an irrevocable trust with The Bank of New York in an amount sufficient to provide for the redemption of the subordinated debentures on July 1, 1995, according to their terms, at 104.20% of their principal amount, plus accrued interest. As a result of the defeasance, Litton will recognize an extraordinary charge on debt redemption of approximately $31 million, net of taxes in the fiscal quarter ending July 31, 1994.

     John M. Leonis, president and chief executive officer of Litton, said, "The extinguishment of this debt will remove a significant amount of net interest costs from our fiscal 1995 financial results, a savings that otherwise would not have been achieved until fiscal 1996 under the terms of the debentures. We do not expect the debt defeasance to hinder our participation through acquisitions in the consolidation of the defense industry."

     Litton is a leader in worldwide technology markets for advanced electronic and defense systems and a major designer and builder of surface combat ships for the U.S. Navy and allied nations.

                                    # # #

7/11/94                                                                   4297

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